EXHIBIT 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed on or around April 30, 1998, of our report dated April 13, 1998 included in Stewart & Stevenson Services, Inc.'s Form 10-K for the year ended
January 31, 1998 and to all references to our firm included in this Registration Statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Houston, Texas
April 30, 1998